EXHIBIT 15.3

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement 333-143183 on Form S-8 and Registration Statement 333-171009 on Form S-8 of our report dated March 31, 2011, relating to the consolidated financial statements of MFC Industrial Ltd. (formerly Terra Nova Royalty Corporation) (“MFC”) (which report expresses an unqualified opinion) appearing in the Annual Report on Form 20-F of MFC for the year ended December 31, 2011.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

March 30, 2012

1200 – 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, B.C., Canada V7Y 1G6

Telephone (604) 687-0947 Fax (604) 687-6172